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                                                                   EXHIBIT 10.33

                 TAX INDEMNIFICATION AND DISTRIBUTION AGREEMENT

     THIS TAX INDEMNIFICATION AND DISTRIBUTION AGREEMENT ("Agreement"), dated as of the _____ day of _______________________________, 1996, is by and between
Kevco, Inc., a Texas corporation ("New Kevco"), Kevco Texas, Inc., a Texas corporation and its successors (collectively "Old Kevco"), and Gerald E. Kimmel, Christine S. Pearce, Amy L. Mueller, Gregory G. Kimmel, James W. Kimmel and Clyde A. Reed, Jr. (collectively, the "Shareholders").


                                R E C I T A L S:
                                ---------------

     1. Old Kevco is an S corporation within the meaning of Code Section 1361(a)(1). The Shareholders own all of the outstanding shares of common stock of Old Kevco.

     2. The Shareholders have agreed to transfer all of their Old Kevco shares of common stock to New Kevco in exchange for shares of New Kevco common stock.

     3. The transfer of all of Old Kevco's shares of common stock to New Kevco will terminate Old Kevco's S election.

     4. Old Kevco, New Kevco and the Shareholders desire to set forth their rights and obligations with respect to certain matters related to the termination of Old Kevco's S election.

     NOW, THEREFORE, in consideration of the transfer by the Shareholders of all of their Old Kevco shares to New Kevco and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, New Kevco, Old Kevco and the Shareholders agree as follows:

                                  ARTICLE ONE
                                  DEFINITIONS
                                  -----------

     SECTION 1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings specified below:

          (a) "1996 DISTRIBUTIONS" shall have the meaning set forth in Section 3.3(d).

          (b) "ACCUMULATED ADJUSTMENTS ACCOUNT" shall have the meaning set forth in Code Section 1368(e)(1).

          (c) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          (d) "FINAL ACCUMULATED ADJUSTMENTS ACCOUNT AVAILABLE FOR DISTRIBUTION" shall have the meaning set forth in Section 3.3(c).

          (e) "FINAL S CORPORATION DATE" shall mean the day preceding the date on which Old Kevco's S corporation election terminates.
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          (f) "FUTURE S CORPORATION EARNINGS NOTE" shall have the meaning ascribed to such term in the Registration Statement on Form S-1 filed by New Kevco with the Securities and Exchange Commission (Registration
     No. 333- 11173) on the date such Registration Statement is declared effective by the Securities and Exchange Commission.

          (g) "PRIOR S CORPORATION EARNINGS NOTE" shall have the meaning ascribed to such term in the Registration Statement on Form S-1 filed by New Kevco with the Securities and Exchange Commission (Registration No. 333-11173) on the date such Registration Statement is declared effective by the Securities and Exchange Commission.

          (h) "TAX" or "TAXES" shall mean any state, local, foreign or federal tax that is measured by, based upon or imposed in respect of, the income or receipts of Old Kevco or any predecessor of Old Kevco, and all interest, penalties and additions to tax incurred in respect thereof.

          (i) "TAX RETURN" shall mean any return (including any information return), statement or report required to be filed or that may be filed with any governmental authority in connection with any Tax.


                                  ARTICLE TWO
                     TAX PAYMENTS, RETURNS AND INFORMATION
                     -------------------------------------

     SECTION 2.1 PAYMENT OF TAXES. Old Kevco and each Shareholder shall be responsible for the timely payment of all Taxes required by law to be paid by any of them. Old Kevco shall indemnify and hold harmless each Shareholder from and against any costs, expenses (including costs and expenses of attorneys and accountants), interest and penalties incurred by the Shareholder as a result of any failure on the part of Old Kevco to timely furnish the Shareholder with any information required by the Shareholder to determine the correct amount of any Tax.

     SECTION 2.2 FILING OF TAX RETURNS. Old Kevco shall timely file all Tax Returns required to be filed by Old Kevco for periods ending on or before the Final S Corporation Date and shall timely furnish to each Shareholder a copy thereof together with all other information required by applicable law to be furnished to each Shareholder in respect thereof. Each Shareholder shall be provided a reasonable period of time to review and comment on all Tax Returns required to be filed by Old Kevco for periods ending on or before the Final S Corporation Date. To the extent permitted by applicable law, Old Kevco's items of income, loss, deduction and credit shall be allocated among periods ending before, on or after the date on which Old Kevco's S election terminates by closing the books of Old Kevco as of the end of the day on the Final S Corporation Date.

     SECTION 2.3 ACCESS TO INFORMATION. Old Kevco shall provide each Shareholder access to the books and records in its possession and to its employees and shall permit each Shareholder, at Old Kevco's expense, to make copies and extracts of relevant portions of its books and records to the extent reasonably required by the Shareholder in connection with any audit, claim for refund or other proceeding relating to Taxes for periods ending on or before the Final S Corporation Date.

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                                 ARTICLE THREE
                      TAX RETURN ADJUSTMENTS OR AMENDMENTS
                      ------------------------------------

          SECTION 3.1 NOTICE OF ADJUSTMENTS OR AMENDMENTS. Old Kevco shall promptly notify each Shareholder of any proposed adjustment, final adjustment or amendment of any amounts shown on any Tax Return of Old Kevco for any taxable year or period ending on or before the Final S Corporation Date.

          SECTION 3.2  DISTRIBUTIONS WITH RESPECT TO ADJUSTMENTS OR AMENDMENTS.

          (a) Subject to Section 3.3(b) below, if any final adjustment or amendment of any Federal Income Tax Return filed by Old Kevco for any taxable year or period commencing on or after January 1, 1995 and ending on or before the Final S Corporation Date shall have the net effect of increasing the Accumulated Adjustments Account of Old Kevco as shown on the Tax Return subject to such final adjustment or amendment, Old Kevco shall immediately distribute to each Shareholder an amount in cash equal to such net increase in proportion to the Shareholder's ownership interest in Old Kevco during the period subject to the final adjustment or amendment. In addition, Old Kevco shall indemnify and hold harmless each Shareholder for any fees, costs and expenses (including fees and expenses of attorneys and accountants), interest and penalties incurred by the Shareholder that relate to any underpayment of Tax by the Shareholder as a result of such final adjustment or amendment.

          (b) Notwithstanding the foregoing provisions of Section 3.2(a), no such distribution or indemnity amount shall be made or payable with respect to any increase to the Accumulated Adjustments Account of Old Kevco (nor any such fees, costs, expenses, interest and penalties that relate to any underpayment of Tax as a result of such final adjustment or amendment) that is attributable to any distribution of property made by Old Kevco to the Shareholders.

     SECTION 3.3    OTHER DISTRIBUTIONS.

          (a) If the Final Accumulated Adjustments Account Available for Distribution exceeds the 1996 Distributions, then, no later than the original filing of the 1996 Return, Old Kevco shall immediately distribute to each Shareholder an amount in cash equal to such excess in proportion to the Shareholder's ownership interest in Old Kevco for the period commencing January 1, 1996 and ending on the Final S Corporation Date.

          (b) If the 1996 Distributions exceed the Final Accumulated Adjustments Account Available for Distribution, as determined at the time of the filing of the 1996 Return, then, at the time of such filing, each Shareholder shall return to Old Kevco an amount in cash equal to such excess in proportion to the Shareholder's ownership interest in Old Kevco for the period commencing January 1, 1996 and ending on the Final S Corporation Date.

          (c) The term "FINAL ACCUMULATED ADJUSTMENTS ACCOUNT AVAILABLE FOR DISTRIBUTION" shall mean the sum of the following:

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               (i) the Accumulated Adjustments Account of Old Kevco as of
          December 31, 1995 as shown on the Federal Income Tax Return originally filed by Old Kevco for the period commencing January 1, 1995 and ending on December 31, 1995; and

               (ii) the net increase or decrease to the Accumulated Adjustments Account of Old Kevco (prior to taking into account the 1996 Distributions) for the period commencing January 1, 1996 and ending on the Final S Corporation Date as shown on the Federal Income Tax Return originally filed by Old Kevco for such period (the "1996 Return").

          (d) The term "1996 DISTRIBUTIONS" shall mean the sum of the following:

               (i) all cash distributions declared or made by Old Kevco to the Shareholders during the period commencing January 1, 1996 and ending on the Final S Corporation Date;

               (ii) the principal amount of the Prior S Corporation Earnings
          Note;

               (iii) the principal amount of the Future S Corporation Earnings Note; and

               (iv) the amount of any other distributions of property declared or made by Old Kevco to the Shareholders during the period commencing January 1, 1996 and ending on the Final S Corporation Date and including without limitation the distribution of that certain promissory note in the original principal amount of $5.0 million dated October 26, 1993, executed by Gerald E. Kimmel and payable to Old Kevco.

     SECTION 3.4    NEGOTIATION AND PREPARATION.  Old Kevco shall:

          (a) negotiate any final adjustment and prepare any amendment referred to in Section 3.2;

          (b) prepare its Federal Income Tax Return for the period commencing January 1, 1996 and ending on the Final S Corporation Date; and

          (c) determine the earnings of Old Kevco for the period commencing July 1, 1996 and ending on the Final S Corporation Date, for purposes of determining the principal amount of the Future S Corporation Earnings Note;

     in a good faith manner consistent with its past practices and accounting methods.

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                                 ARTICLE FOUR
                                    GUARANTY
                                    --------

          New Kevco joins in executing this Agreement for the sole purpose of guaranteeing the prompt payment and performance by Old Kevco of its obligations under this Agreement.


                                  ARTICLE FIVE
                                 MISCELLANEOUS
                                 -------------

          SECTION 5.1 ADDRESS FOR NOTICE. Any notice, demand, claim or other communication required by this Agreement shall be in writing and shall be addressed to a party at the address set forth in this Agreement or at such other address notice of which has been given as provided in this Agreement.

          SECTION 5.2 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties, and supersedes all prior agreements and understandings between them in respect of the subject matter hereof.

          SECTION 5.3 AMENDMENT AND MODIFICATION. This Agreement may not be amended, and no waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the party intended to be bound thereby.

          SECTION 5.4 BINDING EFFECT. This Agreement shall be binding upon and inure only to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not intended to benefit any person other than the parties hereto, their successors and assigns. Neither Old Kevco nor New Kevco may assign its obligation under this Agreement.

          SECTION 5.5 GOVERNING LAW. This Agreement and the obligations of the parties under this Agreement shall be construed and enforced in accordance with the laws of the State of Texas, excluding any conflicts of law principles that might refer such construction to the laws of another jurisdiction.

          SECTION 5.6 ENFORCEABILITY. The invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of the remainder hereof.

          SECTION 5.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set forth above.

                                 KEVCO, INC.
                                 1300 South University Drive, Suite 200
                                 Fort Worth, Texas 76107

                                 By:__________________________________

                                 Its:  Chairman of the Board and President


                                 KEVCO TEXAS, INC.
                                 1300 South University Drive, Suite 200
                                 Fort Worth, Texas 76107

                                 By:__________________________________

                                 Its:  Chairman of the Board and President



                                 _____________________________________
                                 Gerald E. Kimmel
                                 1300 South University Drive, Suite 200
                                 Fort Worth, Texas 76107



                                 _____________________________________
                                 Christine Sue Pearce
                                 P.O. Box 79170
                                 Fort Worth, Texas 76179



                                 _____________________________________
                                 Amy Llewella Mueller
                                 709 Evergreen
                                 Hurst, Texas 76054

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                                 _____________________________________
                                 Gregory Gerald Kimmel
                                 1300 South University Drive, Suite 200
                                 Fort Worth, Texas 76107



                                 _____________________________________
                                 Clyde A. Reed, Jr.
                                 1300 South University Drive, Suite 200
                                 Fort Worth, Texas 76107



                                 _____________________________________
                                 James W. Kimmel
                                 1616 E. Cindy  Lane
                                 Chandler, Arizona 85225

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